Exhibit 3.167

EXPEDITE		RECEIVED
	CERTIFICATE OF ORGANIZATION	JUN 24 2016
	OF	Utah Div. Of Corp. & Comm. Code
CENTURY COMMUNITIES REALTY OF UTAH, LLC

JUN 24’16 AM10:21

The undersigned person hereby forms a limited liability company under Section 48-3a-201 of the Utah Revised Uniform Limited Liability Company Act (the “Act”) and adopts the following pursuant thereto.

ARTICLE I

NAME

The name of the limited liability company is Century Communities Realty of Utah, LLC (the “Company”).

ARTICLE II

PRINCIPAL OFFICE

The street and mailing address of the principal office of the Company is 8390 E, Crescent Parkway, Suite 650, Greenwood Village, CO 80111.

ARTICLE III

REGISTERED AGENT AND OFFICE

The name and address of the registered agent of the Company is National Registered Agents, Inc., 1108 E. South Union Avenue, Midvale, UT 84047.

In witness whereof, the undersigned has executed this Certificate of Organization as of June 24, 2016.

/s/ Nathan Murdock
Nathan Murdock, Organizer

Date:                 06/24/2016

Receipt Number: 6476086

Amount Paid:       $150.00

State of Utah

Department of Commerce

Division of Corporations and Commercial Code

I hereby certified that the foregoing has been filed

and approved on this 24th day of June 2016

In this office of this Division and hereby Issued

This Certificate thereof.